UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

Forticell Bioscience, Inc.
(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Sylvan Avenue, Suite 101 Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6920

3960 Broadway, New York, New York 10032
(Former name or former address, if changed from last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The Center for Devices and Radiological Health of the Food and Drug Administration (FDA) has completed its review of our amended premarket approval application (PMA) for the use of OrCel® to treat chronic venous stasis leg ulcers which have not adequately responded to conventional therapy.  In April 2005, upon evaluation of our original PMA submission, which was based on subpopulation analysis of our first clinical study, the FDA concluded that the data were not sufficient to support PMA approval of our OrCel® product. At the FDA’s recommendation, we therefore conducted a confirmatory clinical study and submitted the pooled data of the first and second studies as a revised PMA in October 2007. In April 2008, the FDA reached the same conclusion again, that the data as presented were not adequate to support approval, providing Forticell the opportunity, however, of amending the PMA to present a more cogent interpretation of the data. We complied by submitting a comprehensive amended PMA in June, 2009, carefully addressing all of the FDA’s stated concerns and providing a strong rationale for PMA approval. Subsequently, we also provided the FDA, at their request, with additional supporting clinical information. In a letter dated December 21, 2011, received December 30, 2011, the FDA stated that it continues to believe that the data provided, although technically meeting statistical significance and providing a reasonable rationale, are not sufficiently robust to support PMA approval. The FDA clarified  that they found fault with the relatively small number of subjects enrolled, with a gender imbalance in the number of male and female subjects enrolled and with the fact that our clinical data’s statistical significance was, in the end, sensitive to any change greater than one in the numbers of ulcers categorized as healed or unhealed. They therefore  concluded that a new clinical study is required (the data from which might potentially still be pooled with our existing data) giving us 180 days (June 18, 2012) to submit an amendment to the current PMA including our proposed new clinical study design.

On December 15, 2011, we entered into a Memorandum of Understanding with ArBlast-USA, Inc. (ArBlast) to negotiate in good faith toward the execution of a (reverse) merger transaction, the objective of which is to form a new global business in the field of stem and somatic cell therapy, stem cell culture derived growth factor and biochemical compositions as well as biomaterials for applications in tissue-engineering, cell and stem cell therapy, and regenerative medicine. Indications of interest also include tissue transplantation, tissue regeneration, and cosmeceuticals. Conditioned upon ArBlast paying us $85,000 by January 24, 2012, we have agreed not to enter into negotiations with any party other than ArBlast, prior to the end of June 2012, with respect to research and/or commercialization of our technology. Such funds, if received, will be used by us for legal fees, payments to our Chief Executive Officer and our Chief Technology Officer for services rendered by them, and for maintenance of our patent applications and our trademarks.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forticell Bioscience, Inc. (Registrant)

Date: January 3, 2012	By:	/s/ Alan W. Schoenbart
Chief Executive Officer